                                                                      EXHIBIT 21





SUBSIDIARIES OF QUANEX CORPORATION              JURISDICTION OF INCORPORATION
----------------------------------              -----------------------------
LaSalle Steel Company                           Delaware
Michigan Seamless Tube Company                  Delaware
Piper Impact, Inc.                              Delaware
Quanex Metals, Inc.                             Delaware
Quanex Wire, Inc.                               Delaware
Quanex Foreign Sales Corporation                U.S. Virgin Islands